EXHIBIT 11
                                                                      ----------

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                 Three Months     Three Months
                                                     Ended            Ended
                                                 June 30, 2003    June 30, 2002
                                                 -------------    -------------

Net Income                                       $     298,412    $     253,733
                                                 =============    =============

Weighted average shares outstanding
  for basic EPS computation                            951,625        1,074,853

Reduction for common shares not yet
  released by Employee Stock Ownership Plan            (46,019)         (62,751)
                                                 -------------    -------------

Total weighted average common shares
   outstanding for basic computation                   905,606        1,012,102
                                                 =============    =============

Basic earnings per share                                 $0.33            $0.25
                                                 =============    =============

Total weighted average common shares
  outstanding for basic computation                    905,606        1,012,102

Common stock equivalents due to
  dilutive effect of stock options                      95,088           46,517
                                                 -------------    -------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        1,000,694        1,058,619
                                                 =============    =============

Diluted earnings per share                               $0.30            $0.24
                                                 =============    =============


                                                  Six Months       Six Months
                                                     Ended            Ended
                                                 June 30, 2003    June 30, 2003
                                                 -------------    -------------

Net Income                                       $     626,045    $     490,167
                                                 =============    =============

Weighted average shares outstanding
  for basic EPS computation                            959,675        1,075,550

Reduction for common shares not yet
  released by Employee Stock Ownership Plan            (50,202)         (66,934)
                                                 -------------    -------------

Total weighted average common shares
   outstanding for basic computation                   909,473        1,008,616
                                                 =============    =============

Basic earnings per share                                 $0.69            $0.49
                                                 =============    =============

Total weighted average common shares
  outstanding for basic computation                    909,473        1,008,616

Common stock equivalents due to
  dilutive effect of stock options                      98,386           37,612
                                                 -------------    -------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                        1,007,859        1,046,228
                                                 =============    =============

Diluted earnings per share                               $0.62            $0.47
                                                 =============    =============